UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2023

Stagwell Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13718	86-1390679
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 23, 2023, the holders of (i) an aggregate of 1,640 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”), of Stagwell Inc. (the “Company”), constituting a majority of the 2,271 shares of Class B Common Stock issued and outstanding on such date, and (ii) an aggregate of 26,502,414 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of the Company and 160,909,058 shares of Class C common stock, par value $0.00001 per share (together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), of the Company, constituting a majority of the voting power of the 292,835,667 shares of Common Stock issued and outstanding on such date, acting by written consent without a meeting, voted to approve the adoption of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Proposed Charter Amendment”). Pursuant to the Proposed Charter Amendment, each share of Class B Common Stock issued and outstanding or held by the Company as of immediately prior to the filing of such amendment with the Secretary of State of the State of Delaware will be automatically reclassified as and converted into 1.25 shares of Class A Common Stock, with any fractional shares to which a holder of Class B Common Stock would be entitled rounded up to the nearest whole share of Class A Common Stock. The Company will file an Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission as promptly as is reasonably practicable. The adoption of the Proposed Charter Amendment will not be effective until a minimum of 20 calendar days after the mailing of the Information Statement to the Company’s stockholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 1, 2023	Stagwell Inc.

	By:	/s/ Peter McElligott
Peter McElligott
General Counsel